UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K/A
Amendment No. 1
____________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2020
____________
COVETRUS, INC.
(Exact Name of Registrant as Specified in its Charter)
____________

Delaware	001-38794	83-1448706
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
7 Custom House Street
Portland, ME 04101
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (888) 280-2221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CVET	The Nasdaq Stock Market (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act.  ☐

Explanatory Note
Covetrus, Inc. (the “Company”) is filing this Current Report on Form 8-K/A (Amendment No. 1) in order to amend its previously filed Current Report on Form 8-K, as filed with the Securities and Exchange Commission on March 3, 2020 (the “Original Form 8-K”), as the Company had not, as of the filing of the Original Form 8-K, entered into an employment agreement with Benjamin Wolin with respect to his appointment as the Company’s President and Chief Executive Officer.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 3, 2020, our Board of Directors appointed Benjamin Wolin as our President and Chief Executive Officer. Mr. Wolin had been serving as our acting President and Chief Executive Officer since October 2019.

On March 20, 2020, (the “Effective Date”) the Company entered into an employment agreement with Mr. Wolin. Mr. Wolin’s employment agreement shall continue until terminated by either the Company or Mr. Wolin, in accordance with the terms thereof.

The agreement entitles Mr. Wolin to an annual base salary of $1,000,000 and an annual target bonus opportunity of 100% of his annual base salary, subject to the achievement of performance goals to be established by the Company.

Mr. Wolin is also eligible to participate in the Company’s long-term incentive equity plan and shall receive such grants as may be provided from time to time by the Company to its officers, except that Mr. Wolin will not be entitled to receive an annual long-term incentive award for 2020. Any equity awards made by the Company to Mr. Wolin shall be subject to the terms and conditions set forth in the Company’s equity compensation plan and form of grant agreement, as may be amended from time.

On the Effective Date, Mr. Wolin was granted a one-time grant of 401,929 performance stock units (the “Equity Award”). The number of performance stock units granted pursuant to the Equity Award was calculated by dividing $2,500,000 by the market price of the Company’s stock at the close of the markets on the date of grant. The Equity Award shall vest in accordance with the performance-based vesting schedule applicable to other members of senior management.

If Mr. Wolin is terminated by the Company without Cause, or resigns for Good Reason, subject to Mr. Wolin’s timely execution and non-revocation of a release of claims in the Company’s favor, he shall be entitled to, among other benefits, the vesting of (i) a portion of the Equity Award which would have vested if the vesting period would have ended on his termination date, based upon the actual level of performance through the termination date, and (ii) a portion of any unvested time-based equity awards that would have become vested during the twelve month period following the termination date, had the termination date not occurred.

Mr. Wolin is subject to non-competition and non-solicitation obligations extending for eighteen months after the termination of his employment.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1 +	Employment Agreement, effective as of March 20, 2020, by and between the Company and Benjamin Wolin

+ Indicates management compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVETRUS, INC.

Date: March 24, 2020	By:	/s/ Stuart B. Gleichenhaus
Stuart B. Gleichenhaus
Interim Chief Financial Officer (Principal Financial Officer)